Exhibit 99.2

INDUSTRIAL INCOME TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma financial statements have been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma financial statements should be read in conjunction with Industrial Income Trust Inc.’s (the “Company”, “we”, or “our”) historical Annual Report on Form 10-K for the period from Inception (May 19, 2009) to December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2010, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 15, 2010.

The accompanying unaudited pro forma condensed consolidated balance sheet presents our historical financial information as of September 30, 2010, as adjusted for the purchase of the Atlanta Portfolio, as described below, and the entry into a $7.8 million mortgage note payable secured by the Atlanta Portfolio, each of which occurred subsequent to September 30, 2010, as if these transactions had occurred on September 30, 2010.

The accompanying unaudited pro forma condensed consolidated statements of operations for the period from Inception (May 19, 2009) to December 31, 2009, and for the nine months ended September 30, 2010, combine our historical operations with the purchase of each of the real property and financing transactions described below, as if those transactions had occurred on May 19, 2009, with the exception of the acquisition of the Renton Industrial Building and the related mortgage note payable.

On June 30, 2010, the Company acquired a 100% fee interest in the Renton Industrial Building located in the Kent Valley submarket of Seattle, Washington. The Renton Industrial Building consists of approximately 127,000 square feet of rentable area. The total purchase price was $12.6 million, exclusive of additional transfer taxes, due diligence and closing costs. Prior to our acquisition of the Renton Industrial Building, it was owner-occupied, and our current tenant, DHL Global Forwarding, was not a prior tenant. Therefore, prior period financial statements for the Renton Industrial Building as a rental property are not available, and pro forma financial information regarding the property’s operations and regarding the financing secured by the property has not been included in the accompanying pro forma condensed consolidated statements of operations.

The Renton Industrial Building is 100% leased to DHL Global Forwarding. A portion of the lease commenced on July 1, 2010, and the remainder of the lease began in December 2010 and will expire in October 2020 and contains two consecutive three-year renewal options. The lease provides for the rent to escalate periodically with average annual lease payments of approximately $1.1 million during the primary lease term. DHL Global Forwarding is responsible, subject to certain exceptions, for the operating expenses incurred in the operation and maintenance of the Renton Industrial Building. In addition, per the terms of the lease, Deutsche Post AG, the parent of DHL Global Forwarding, has executed a guaranty of any and all amounts due under the lease, up to an aggregate maximum amount which will be reduced incrementally for each year of the lease.

On August 25, 2010, the Company acquired a 100% fee interest in three buildings located in the Bell Gardens Industrial Park in Los Angeles County, California, aggregating approximately 263,000 square feet on 11.5 acres (“Bell Gardens”). The total acquisition cost of Bell Gardens was approximately $15.5 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company funded the acquisition using proceeds from its public offering of common stock.

On September 1, 2010, the Company acquired a 100% fee interest in one building located in the Bayside Business Park in the San Francisco Bay Area of California, aggregating approximately 246,000 square feet on 10.4 acres, and a 100% fee interest in three buildings located in the Pinole Point Business Park in the San Francisco Bay Area of California, aggregating approximately 475,000 square feet on 30.0 acres (collectively the “Bay Area Portfolio).” The total acquisition cost of the Bay Area Portfolio was approximately $60.0 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

On September 30, 2010, the Company acquired a 100% fee interest in 13 buildings located in the Northeast submarket of Portland, Oregon, aggregating approximately 475,000 square feet on 29.9 acres (collectively the “Portland Portfolio”). The total acquisition cost of the Portland Portfolio was approximately $28.0 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

On November 1, 2010, the Company acquired a 100% fee interest in two buildings located in the Suwanee Pointe submarket of Atlanta, Georgia, aggregating approximately 232,000 square feet on 16.9 acres (collectively the “Atlanta Portfolio”). The total acquisition cost of the Atlanta Portfolio was approximately $14.2 million, exclusive of additional transfer taxes, due diligence and closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

The Company also entered into the following financing transactions on the following dates: (i) $7.6 million mortgage note payable secured by the Renton Industrial Building on August 31, 2010; (ii) $30.0 million mortgage note payable secured by the Bay Area Portfolio on September 1, 2010; (iii) $9.4 million mortgage note payable secured by Bell Gardens on September 30, 2010; (iv) $17.3 million mortgage note payable secured by the Portland Portfolio on September 30, 2010 and (v) $7.8 million mortgage note payable secured by the Atlanta Portfolio on November 1, 2010.

The unaudited pro forma condensed consolidated financial statements have been prepared by our management based upon our historical financial statements and certain historical financial information of the acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma condensed consolidated statements of operations do not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2010

(Unaudited)

	Company Historical (1)	Acquisition Transactions (2)	Financing Transactions		Consolidated Pro Forma
ASSETS
Investment in property, net	$114,462,940	$14,150,000	$—		$128,612,940
Cash and cash equivalents	9,754,147	(14,150,000)	68,953,913	(3)	64,558,060
Other assets, net	7,878,151	—	69,671	(4)	7,947,822

Total Assets	$132,095,238	$—	$69,023,584		$201,118,822

LIABILITIES AND EQUITY
Liabilities
Accounts payable and other accruals	$1,362,156	$363,253	$—		$1,725,409
Mortgage notes	64,160,000	—	7,750,000	(4)	71,910,000
Prepaid rents	803,917	—	—		803,917
Intangible lease liabilities, net	249,681	—	—		249,681
Due to affiliates	5,588,977	—	—		5,588,977
Distributions payable	850,346	—	—		850,346
Derivative liability	103,012	—	—		103,012

Total Liabilities	73,118,089	363,253	7,750,000		81,231,342

Equity
Preferred stock	—	—	—		—
Common stock, $0.01 par value	78,024	—	68,861	(3)	146,885
Additional paid-in capital	65,104,073	—	61,204,723	(3)	126,308,796
Accumulated deficit	(6,205,948)	(363,253)	—		(6,569,201)

Total Stockholders’ Equity	58,976,149	(363,253)	61,273,584		119,886,480
Noncontrolling interests	1,000	—	—		1,000

Total Equity	58,977,149	(363,253)	61,273,584		119,887,480

Total Liabilities and Equity	$132,095,238	$—	$69,023,584		$201,118,822

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(1)	Reflects our historical condensed consolidated balance sheet as of September 30, 2010. Please refer to our historical consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q, filed with the SEC on November 15, 2010.

(2)	Subsequent to September 30, 2010, we acquired one portfolio of two buildings comprising approximately 232,000 square feet on 16.9 acres. The purchase price of this property was $14.2 million, exclusive of additional transfer taxes, due diligence and closing costs. The following table sets forth the preliminary purchase price allocations of the acquired property:

Acquisition	Acquisition Date	Land	Buildings	Intangible Lease Assets	Intangible Lease Liabilities	Contract Purchase Price
Atlanta Portfolio	November 1, 2010	$1,273,564	$11,361,618	$1,514,818	$—	$14,150,000

This acquisition was financed using proceeds from our offering of common stock and debt financing. We utilized approximately $6.4 million of offering proceeds to fund the acquisition; the remaining $7.8 million of the purchase price of this property was obtained through debt financing as described in Note 4. We incurred approximately $0.4 million in acquisition costs related to this acquisition.

(3)	Cash and cash equivalents of $69.0 million under financing transactions consists of $7.8 million provided by debt financing proceeds, plus $61.3 million provided by proceeds from our common stock offering, less approximately $0.1 million for amounts incurred to obtain debt financing. Since September 30, 2010, we have issued approximately 6.9 million shares of common stock through December 17, 2010. This resulted in gross common stock offering proceeds received, from September 30, 2010 through December 17, 2010, of $68.2 million, less offering costs of $6.9 million. Offering costs consist principally of registration, printing and selling costs, including commissions. Dividends which may have been paid or payable on the pro forma additional common stock offering proceeds have not been reflected in the pro forma balance sheet.

(4)	Subsequent to September 30, 2010, we entered into a financing arrangement for approximately $7.8 million of mortgage note payable, which we utilized to fund the acquisition described in Note 2. We capitalized approximately $0.1 million of costs incurred with entering into this financing arrangement; these costs will be amortized over the expected term of the financing arrangement. The following table sets forth the key terms of this financing arrangement:

Property Debt Secured By	Issuance Date	Maturity Date	Interest Rate	Amount Financed
Atlanta Portfolio (a)	November 1, 2010	November 1, 2020	4.90%	$7,750,000

(a)

The proceeds from the $7.8 million mortgage note payable entered into on November 1, 2010, were used to partially fund the Atlanta Portfolio acquisition. The mortgage note payable bears a fixed rate of interest.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (MAY 19, 2009) TO DECEMBER 31, 2009

(Unaudited)

	Company Historical (1)	Acquisitions (2)	Pro Forma Adjustments		Consolidated Pro Forma
REVENUE
Rental revenue	$—	$5,893,272	$(314,647	)(3)	$5,578,625
Reimbursement and other revenue	—	1,595,892	—		1,595,892

Total Revenue	—	7,489,164	(314,647)		7,174,517

OPERATING EXPENSES
Rental expense	—	709,370	—		709,370
Real estate taxes	—	1,087,114	—		1,087,114
Real estate depreciation and amortization expense	—	—	3,308,014	(3)	3,308,014
Organization expenses	136,902	—	—		136,902
General and administrative expenses	716,826	—	—		716,826
Asset management fees, related party	—	—	627,467	(4)	627,467
Acquisition-related expenses, related party	—	—	—		—
Acquisition-related expenses	—	—	—		—

Total Expenses	853,728	1,796,484	3,935,481		6,585,693

Operating Income (Loss)	(853,728)	5,692,680	(4,250,128)		588,824

OTHER INCOME AND EXPENSE
Net interest income (expense) and other	—	—	(1,859,414	)(5)	(1,859,414)

Net income (loss)	(853,728)	5,692,680	(6,109,542)		(1,270,590)

Net loss attributable to noncontrolling interests	776,168	—	—		776,168

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(77,560)	$5,692,680	$(6,109,542)		$(494,422)

Weighted average shares outstanding	N/A				14,688,435 (6)

Net loss per common share - basic and diluted	N/A				$(0.03)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(Unaudited)

	Company Historical (1)	Acquisitions (2)	Pro Forma Adjustments		Consolidated Pro Forma
REVENUE
Rental revenue	$810,330	$6,612,279	$(352,989	)(3)	$7,069,620
Reimbursement and other revenue	—	1,837,934	—		1,837,934

Total Revenue	810,330	8,450,213	(352,989)		8,907,554

OPERATING EXPENSES
Rental expense	190,545	780,673	—		971,218
Real estate taxes	—	1,220,334	—		1,220,334
Real estate depreciation and amortization expense	262,154	—	3,779,896	(3)	4,042,050
Organization expenses	1,557	—	—		1,557
General and administrative expenses	1,246,964	—	—		1,246,964
Asset management fees, related party	112,933	—	626,567	(4)	739,500
Acquisition-related expenses, related party	2,322,000	—	(2,322,000	)(3)	—
Acquisition-related expenses	839,668	—	(839,668	)(3)	—

Total Expenses	4,975,821	2,001,007	1,244,795		8,221,623

Operating Income (Loss)	(4,165,491)	6,449,206	(1,597,784)		685,931

OTHER INCOME AND EXPENSE
Net interest income (expense) and other	(134,101)	—	(1,994,026	)(5)	(2,128,127)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(4,299,592)	$6,449,206	$(3,591,810)		$(1,442,196)

Weighted average shares outstanding	2,482,855				14,688,435 (6)

Net loss per common share - basic and diluted	$(1.73)				$(0.10)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (MAY 19, 2009) TO DECEMBER 31, 2009 AND FOR THE

NINE MONTHS ENDED SEPTEMBER 30, 2010

(Unaudited)

(1)	Reflects our historical condensed consolidated statements of operations for the period from Inception (May 19, 2009) to December 31, 2009, and for the nine months ended September 30, 2010. Please refer to our historical consolidated financial statements and notes thereto included in our Annual Report on Form 10-K filed with the SEC on March 26, 2010, and our Quarterly Report on Form 10-Q filed with the SEC on November 15, 2010.

(2)	The tables below set forth the incremental impact of the following properties acquired by us on rental revenue and rental expense: (i) Bell Gardens, (ii) the Bay Area Portfolio, (iii) the Portland Portfolio, and (iv) the Atlanta Portfolio. The amounts presented are based on the historical operations of the properties and management’s estimates. Included in rental revenue is base rent, presented on a straight-line basis. The straight-line rent adjustment resulted in an increase to rental income of approximately $0.1 million and $0.2 million for the period from Inception (May 19, 2009) to December 31, 2009, and for the nine months ended September 30, 2010, respectively. Included in reimbursement and other revenue are rental expense recoveries and other revenues. The amounts presented for rental expense include: (i) operating expenses, (ii) insurance expense, and (iii) property management fees.

Revenue Impact:		For the Period from Inception (May 19, 2009) to December 31, 2009 (a)		For the Nine Months Ended September 30, 2010
Acquisition	Acquisition Date	Incremental Rental Revenue	Incremental Reimbursement Revenue	Incremental Rental Revenue	Incremental Reimbursement Revenue
Bell Gardens	August 25, 2010	$812,527	$121,461	$896,447	$145,969
Bay Area Portfolio	September 1, 2010	2,655,394	850,331	2,737,665	934,909
Portland Portfolio	September 30, 2010	1,847,377	506,516	2,204,156	600,363
Atlanta Portfolio	November 1, 2010	577,974	117,584	774,011	156,693

Total		$5,893,272	$1,595,892	$6,612,279	$1,837,934

(a)

For the period from Inception (May 19, 2009) to December 31, 2009, we reviewed the 12-month historical operations of the acquired properties and determined that there were no significant fluctuations in the monthly revenue and reimbursement revenue during the period. As such, the historical financial statements of the acquired properties have been ratably allocated for the period from Inception (May 19, 2009) to December 31, 2009, for pro forma purposes.

Expense Impact:		For the Period from Inception (May 19, 2009) to December 31, 2009 (a)		For the Nine Months Ended September 30, 2010
Acquisition	Acquisition Date	Incremental Rental Expense	Incremental Real Estate Taxes	Incremental Rental Expense	Incremental Real Estate Taxes
Bell Gardens	August 25, 2010	$92,838	$107,294	$84,710	$117,792
Bay Area Portfolio	September 1, 2010	281,838	643,649	305,100	689,299
Portland Portfolio	September 30, 2010	262,631	269,212	282,172	332,165
Atlanta Portfolio	November 1, 2010	72,063	66,959	108,691	81,078

Total		$709,370	$1,087,114	$780,673	$1,220,334

(a)

For the period from Inception (May 19, 2009) to December 31, 2009, we reviewed the 12-month historical operations of the acquired properties and determined that there were no significant fluctuations in the monthly rental expenses and real estate taxes during the period. As such, the historical financial statements of the acquired properties have been ratably allocated for the period from Inception (May 19, 2009) to December 31, 2009, for pro forma purposes.

(3)	The following table sets forth the incremental depreciation and amortization expense of the properties acquired by us: (i) Bell Gardens, (ii) the Bay Area Portfolio, (iii) the Portland Portfolio, and (iv) the Atlanta Portfolio. Pursuant to the purchase price allocations, building and other costs include amounts allocated to intangible in-place lease assets, above-market lease intangible assets and below-market lease intangible liabilities. The amount allocated to building will be depreciated on a straight-line basis over a period of 20 to 40 years, and the amounts allocated to intangible in-place lease assets will be amortized on a straight-line basis over the lease term. Above or below-market lease intangibles will be amortized on a straight-line basis over the lease term and included in rental revenue. The net adjustment of amortization of above and below market lease intangible assets and liabilities for the period from Inception (May 19, 2009) to December 31, 2009, resulted in a net decrease to rental revenue of approximately $0.3 million. The net adjustment of amortization of above and below market lease intangible assets and liabilities for the nine months ended September 30, 2010, resulted in a net decrease to rental revenue of approximately $0.4 million. In addition, for the nine months ended September 30, 2010, we had incurred acquisition costs of approximately $3.2 million related to property acquisitions. These acquisition costs have been excluded from the presentation of the pro forma statement of operations as these costs were directly attributable to property acquisition transactions and are not recurring in nature.

		For the Period from Inception (May 19, 2009) to December 31, 2009		For the Nine Months Ended September 30, 2010
Acquisition	Acquisition Date	Incremental Depreciation and Amortization Expense	Incremental Amortization of Above/Below Market Lease Intangibles, net	Incremental Depreciation and Amortization Expense	Incremental Amortization of Above/Below Market Lease Intangibles, net
Bell Gardens	August 25, 2010	$257,576	$86,973	$274,748	$92,771
Bay Area Portfolio	September 1, 2010	1,165,335	97,432	1,243,024	103,927
Portland Portfolio	September 30, 2010	1,478,001	53,497	1,773,602	64,196
Atlanta Portfolio	November 1, 2010	407,102	76,746	488,522	92,095

Total		$3,308,014	$314,647	$3,779,896	$352,989

(4)	Asset management fees were calculated as though the properties acquired by us during 2010 had been managed by Industrial Income Advisors, LLC, our Advisor, since May 19, 2009, the date of our inception. The management fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) before non-cash reserves and depreciation of each real property asset within our portfolio.

(5)	We have entered into financing arrangements for approximately $71.9 million of mortgage notes payable. Interest expense presented was calculated based on the terms of the mortgage notes payable as of September 30, 2010. The following table sets forth the calculation for the pro forma adjustments as if these financings were outstanding as of May 19, 2009:

						Estimated Incremental Interest Expense
Property Debt Secured By	Issuance Date	Maturity Date	Interest Rate		Amount Financed	For the Period from Inception (May 19, 2009) to December 31, 2009	For the Nine Months Ended September 30, 2010
Renton Industrial Building	August 31, 2010	September 1, 2015	4.16	% (a)	$7,560,000	(b)	(b)
Bell Gardens	September 30, 2010	October 1, 2020	4.95%		9,350,000	287,945	304,148
Bay Area Portfolio	September 1, 2010	September 1, 2017	4.31%		30,000,000	803,983	848,220
Portland Portfolio	September 30, 2010	October 1, 2020	4.95%		17,250,000	531,236	561,129
Atlanta Portfolio	November 1, 2010	November 1, 2020	4.90%		7,750,000	236,250	280,529

Total					$71,910,000	$1,859,414	$1,994,026

(a)

This loan bears interest at a variable interest rate based on one-month LIBOR plus 2.50%. In order to protect against fluctuations in LIBOR, in conjunction with this loan agreement, the Company entered into a five year, LIBOR-based interest rate swap agreement with Wells Fargo as the counterparty. As of September 30, 2010, the interest rate on the loan was effectively fixed at 4.155% for the full term as a result of the swap transaction.

(b)

Estimated interest expense for the Renton Industrial Building was excluded from the pro forma statement of operations. Prior to our acquisition of the Renton Industrial Building, it was owner-occupied, and our current tenant, DHL Global Forwarding, was not a prior tenant. Therefore, prior period financial statements for the Renton Industrial Building as a rental property are not available, and pro forma financial information regarding the property’s operations and regarding the financing secured by the property has not been included.

(6)	The pro forma weighted average shares of common stock outstanding for the period from Inception (May 19, 2009) to December 31, 2009, and for the nine months ended September 30, 2010, were calculated to reflect all shares sold through December 17, 2010, as if they had been issued on May 19, 2009.